                                                                    Exhibit 28.1



                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                   Form 11-K



                Annual Report Pursuant to Section 15(d) of the
                        Securities Exchange Act of 1934



For the Fiscal Year Ended December 31, 1994
                          -----------------



Commission File Number 1-5881
                       ------



    THE BROWN & SHARPE SAVINGS AND RETIREMENT PLAN FOR MANAGEMENT EMPLOYEES
    -----------------------------------------------------------------------
                           (Full Title of the Plan)



                     BROWN & SHARPE MANUFACTURING COMPANY
                              200 Frenchtown Road
                   North Kingstcown, Rhode Island 02852-1700
                                (401) 886-2000

        (Name of Issuer and Address of its Principal Executive Office)

                                  SIGNATURES
                                  ----------



    Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan has duly caused this Annual Report to be signed on its behalf by the undersigned, thereunto duly authorized, in North Kingstown, Rhode Island, on the 22nd day of June 1995.

                                         BROWN & SHARPE SAVINGS & RETIREMENT
                                         PLAN FOR MANAGEMENT EMPLOYEES


                                         By: /s/ Alfred J. Corso
                                             -------------------
                                              Alfred J. Corso
                                              Controller
                                              (Principal Accounting Officer)

      BROWN & SHARPE SAVINGS AND RETIREMENT PLAN FOR MANAGEMENT EMPLOYEES



                               Table of Contents


                                                                             Page
                                                                             ----

Report of Ernst & Young LLP, Independent Auditors                               1

Financial Statements:

    Statements of Net Assets Available for Plan Benefits
       at December 31, 1994 and 1993                                            2

    Statements of Changes in Net Assets Available for Plan
       Benefits for the Years Ended December 31, 1994 and 1993                  2

    Notes to Financial Statements                                            3-10

Supplemental Schedules:

    Schedule of Reportable Transactions                                        11

    Schedule of Assets Held for Investment Purposes at December 31, 1994    12-14

Consent of Independent Auditors                                                15

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
               -------------------------------------------------


Brown & Sharpe Savings and Retirement Plan
 for Management Employees Committee
Brown & Sharpe Manufacturing Company


    We have audited the accompanying statement of net assets available for plan benefits of the Brown & Sharpe Savings and Retirement Plan for Management Employees (the "Plan") as of December 31, 1994, and the related statement of changes in net assets available for plan benefits for the year then ended.
These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of the Brown & Sharpe Savings and Retirement Plan for Management Employees for the year ended December 31, 1993, were audited by other auditors whose report dated May 27, 1994, expressed an unqualified opinion on those statements.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the 1994 financial statements referred to above present fairly, in all material respects, information regarding the Plan's net assets available for benefits at December 31, 1994, and the changes therein for the year then ended, in conformity with generally accepted accounting principles.

    Our audit was made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of December 31, 1994, and reportable transactions for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1994 financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1994 financial statements taken as a whole.



                                         ERNST & YOUNG LLP

June 16, 1995

     THE BROWN & SHARPE SAVINGS & RETIREMENT PLAN FOR MANAGEMENT EMPLOYEES
     ---------------------------------------------------------------------

              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
              ---------------------------------------------------

                                                  As of December 31,
                                          -------------------------------
                                                 1994                1993
                                                 ----                ----
Assets:
 Investments (Notes 2 and 5)              $18,115,193         $19,780,548
 Dividends and interest receivable             72,413              94,821
 Employer contribution receivable             618,050             539,380
 Plan loans receivable                        257,669             250,474
                                          -----------         -----------
 Net Assets Available for Plan Benefits   $19,063,325         $20,665,223
                                          ===========         ===========

   STATEMENT OF INCOME AND CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
   -------------------------------------------------------------------------

                                           For the years ended December 31,
                                          ---------------------------------
                                              1994                   1993
                                              ----                   ----
Additions
- ---------
Contributions:
    Employer                              $   641,425         $   564,019
    Employee                                  892,263             783,081
                                          -----------         -----------
                                            1,533,688           1,347,100
Investment income:
    Interest                                  723,338             911,147
    Dividends                                  93,572              91,770
                                          -----------         -----------
                                              816,910           1,002,917
Net appreciation (depreciation)
    in fair value of investments             (255,446)          1,003,969
                                          -----------         -----------
Total additions                             2,095,152           3,353,986

Deductions
- ----------
   Payments to participants                (3,678,814)         (2,585,750)
   Loan defaults                               (2,490)             (6,281)
   Fees                                       (38,014)            (10,151)
                                          -----------         -----------
Total deductions                           (3,719,318)         (2,602,182)

Transfers
- ---------
 From Brown & Sharpe Employee Stock
  Ownership & Profit Participation Plan        24,994               9,993
     (ESOP)
 From (To) Brown & Sharpe Savings
    & Retirement Plan (SARP)                   (2,726)             41,719
                                          -----------         -----------
Net transfers                                  22,268              51,712
                                          -----------         -----------

Net (decrease) increase in assets          (1,601,898)            803,516
Net assets, beginning of year              20,665,223          19,861,707
                                          -----------         -----------
Net assets, end of year                   $19,063,325         $20,665,223
                                          ===========         ===========

See notes to the financial statements.

     THE BROWN & SHARPE SAVINGS & RETIREMENT PLAN FOR MANAGEMENT EMPLOYEES
     ---------------------------------------------------------------------

                         Notes To Financial Statements
                         -----------------------------


1.  Plan Description
- --------------------

    The following description of The Brown & Sharpe Savings and Retirement Plan for Management Employees (the "Plan") provides only general information. Participants should refer to the Summary Plan Description for more complete details.

    General
    -------

         The Plan is a defined contribution plan covering all eligible full-time salaried employees of Brown & Sharpe Manufacturing Company (the "Company") and its affiliated companies who participate in the Plan. Such employees are immediately eligible to make deferred salary contributions to the Plan. One year of service is required to become a participant receiving Company contributions. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA), as amended.

    Contributions
    -------------

         The Plan permits a participant to make deferred salary contributions to the Plan equal to 2% to 16% of compensation up to a maximum of $9,240 in 1994 and $8,994 in 1993, (indexed in future years) which is not subject to federal income tax until distributed. Contributions are invested at the direction of the employee in one or more investment alternatives, or "Funds," as described below.

         The Company may, at the discretion of the Board of Directors, make a supplemental contribution of 4% of annual compensation plus 4% of the amount over the Social Security wage base to the account of each participant to be invested as instructed by the participant. The Company's supplemental contributions for 1994 and 1993 were $618,050 and $539,380, respectively.

         In addition, the Plan provides for a Company contribution, or subsidy, equal to one-quarter of the amount of each deferred salary contribution invested directly in the Company Stock Fund. Such Company contributions for 1994 and 1993 were $23,375 and $24,639, respectively.

    Participant Accounts
    --------------------

         A separate account is established for each participant when enrolled in the Plan. Each participant's account is credited with participant salary deferrals, Company contributions, and an allocation of earnings of the Funds in which such participant's account is invested. Allocations, as determined by a monthly valuation, are credited ratably among all participants in each Fund.

                   -----------------------------------------


    Investments
    -----------

         Participants direct the trustee to put contributions in one or more of the following investment alternatives in multiples of 10%:

    (1) the Diversified Fund, managed by Frontier Capital Management, Inc., consisting primarily of a diversified portfolio of stock and fixed income securities; (2) the Company Stock Fund, managed by Fleet National Bank, consisting primarily of Company common stock; (3) the Money Market Fund, invested by Fleet National Bank through Fidelity Management & Research Company consisting primarily of obligations of the U.S. Government or its agencies, banks and business corporations (other than the Company); or (4) the Guaranteed Interest Fund, consisting primarily of guaranteed investment contracts issued by American International Life Assurance Company of New York in 1994, Principal Mutual Life Insurance Company in 1992 and 1993, and Allstate Life Insurance Company in 1991. These guaranteed investment contracts are agreements under which the issuer has agreed to pay the investor a guaranteed rate of interest over terms ranging from 3 to 5 years. The contracts automatically terminate at maturity date. A penalty is imposed upon early termination of contract. The issuers of these contracts are insurance companies, and because of this, the contracts are more susceptible to factors adversely affecting the insurance industry than similar contracts issued by parties other than insurance companies. Transfers between investment funds can be made subject to certain rules.

         The Plan assets and those of the Brown & Sharpe Savings and Retirement Plan are held in a trust administered by Fleet National Bank as Trustee. The assets and activity within this trust are allocated between the two plans based on the underlying participant records of each plan.

         In years when Company contributions are made, forfeitures are used first to reduce Company contributions and then to pay Plan expenses. In 1994 and 1993, Plan expenses were paid entirely by the Company.

    Benefits
    --------

         A participant is always vested 100% in deferred salary contributions and Company stock purchased at a discount and becomes 100% vested in Company contributions after 3 years of service.

         Upon termination of service, participants are eligible to receive the vested value of their account in a lump sum payment or, if retired, in equal annual installments over a 10-year period or deferred until a future date no later than age 70-1/2.

                   -----------------------------------------


         While in service, a participant may apply for a hardship withdrawal of funds subject to restrictive IRS rules and excise tax. The Plan also permits a participant to borrow against his/her account and repay the loan by payroll deduction.

         Plan participants who are no longer employees of the Company but who have elected to defer payment of their account balance are assessed an asset management trust and recordkeeping fee based on actual cost. These participant account balances amount to $2,429,044 at December 31, 1994.

2.  Summary of Significant Accounting Policies
    ------------------------------------------

    Investments, other than insurance contracts, are stated at fair value. Investments in securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the year. Listed securities and governmental obligations for which no sale was reported on that date are valued at the last reported bid price. Investments in guaranteed interest contracts with insurance companies are stated at contract value defined as cost plus accrued interest less distributions to date. Purchases and sales of securities are reflected on a trade-date basis. The Plan presents in the statements of changes in net assets the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments. Dividend income is accrued on the ex-dividend date. Income from other investments is recorded as earned on an accrual basis.

3.  Tax Status
    ----------

    The Plan has received a favorable determination letter from the IRS (dated May 9, 1995). This favorable determination by the IRS does apply on a retroactive basis to periods including the financial statement date.

4.  Plan Termination
    ----------------

    The Company adopted this Plan with a view to maintaining it permanently. However, the Company reserves the right to modify or amend the Plan from time to time, or to terminate the Plan, and to discontinue making contributions temporarily or permanently depending upon business and economic conditions. The Company cannot amend the Plan so as to deprive any participant of benefits already accrued under the Plan at the time of amendment, nor can the Company take back any contributions which it has made to the Plan except in limited circumstances involving factual error or contributions thought to be deductible which are not deductible. Should the Plan terminate, accounts would become fully vested, regardless of years of service, and would be paid to participants as directed by the Committee administering the Plan.

                   -----------------------------------------

5.  Investments
- ---------------

    Investments held at December 31, 1994 and 1993 are as follows:


Description                                       Current Value                Cost
- -----------                                       -------------                ----
                                               1994         1993         1994         1993
                                               ----         ----         ----         ----
Investments stated at fair value:
  Company common stock                     $ 1,109,342  $ 1,359,262  $ 1,630,513  $ 1,734,196
  Diversified investments:
    Government securities                      397,155      452,826      394,104      402,379
    Common & preferred stock                 6,225,859    5,780,562    5,396,028    4,561,910
  Short-term investments (1)                   919,677      998,347      919,677      998,347
Investments stated at contract value:
  Guaranteed interest contracts              9,463,160   11,189,551    9,463,160   11,189,551
                                           -----------  -----------  -----------  -----------
    Total investments                      $18,115,193  $19,780,548  $17,803,482  $18,886,383
                                           ===========  ===========  ===========  ===========

  (1) Short-term investments include temporary investments made within each of the available Funds.


       The following investments exceed 5% of Plan assets at December 31, 1994:

                                                              Current Value
                                                              -------------
Investments stated at contract value:
1991 GIC              Allstate Life Insurance Company          $1,073,142
                      Contract #GA5052
1993 GIC              Principal Mutual Life Insurance           6,525,546
                      Contract #GA88705-3
1994 GIC              American International Life               1,021,841
                      Assurance Company
                      Contract #18181
Investments stated at fair value:
167,488 shares        Brown & Sharpe Manufacturing              1,109,342
                      Company Common Stock Class A & B

       The following investments exceed 5% of Plan assets at December 31, 1993:

                                                              Current Value
                                                              -------------
Investments stated at contract value:
1989 GIC              Aetna Benefit Accumulation               $1,945,146
                      Contract #LT-10439
1991 GIC              Allstate Life Insurance Company           1,078,676
                      Contract #GA5052
1993 GIC              Principal Mutual Life Insurance           7,305,208
                      Contract #GA88705-3
Investments stated at fair value:
178,264 shares        Brown & Sharpe Manufacturing              1,359,262
                      Company Common Stock Class A & B

                   -----------------------------------------

6.  Allocation of Statements of Net Assets Available for Plan Benefits and
    ----------------------------------------------------------------------
    Statements of Income and Changes in Net Assets Available for Plan Benefits
    --------------------------------------------------------------------------


STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS AT DECEMBER 31, 1994, WITH
- ------------------------------------------------------------------------------
                               FUND INFORMATION
                               ----------------

                                                   Money     Diversified/(1)/   Company/(1)/   Guaranteed/(1)/
                                   Plan Loans   Market Fund       Fund           Stock Fund     Interest Fund       Total
                                   ----------   -----------       ----           ----------     -------------       -----
Assets:
   Investments                      $      -    $455,255      $6,995,173        $1,148,856       $9,515,909      $18,115,193
   Dividends and interest                  -          15          18,199               102           54,097           72,413
    receivable
   Employer contribution                   -      71,358         302,084            20,236          224,372          618,050
    receivable
   Plan loans receivable             257,669           -               -                 -                -          257,669
                                    --------    --------      ----------        ----------       ----------      -----------
Net Assets Available for
     Plan Benefits                  $257,669    $526,628      $7,315,456        $1,169,194       $9,794,378      $19,063,325
                                    ========    ========      ==========        ==========       ==========      ===========

(1) Includes short-term investments of $372,159 in the Diversified Fund, $39,514 in the Company Stock Fund, and $52,749 in the Guaranteed Interest Fund.


 STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS AT DECEMBER 31, 1993, WITH
 ------------------------------------------------------------------------------
                               FUND INFORMATION
                               ----------------

                                                   Money     Diversified/(2)/   Company/(2)/     Guaranteed
                                   Plan Loans   Market Fund       Fund           Stock Fund     Interest Fund       Total
                                   ----------   -----------       ----           ----------     -------------       -----
Assets:
   Investments                      $      -    $555,089      $6,657,315        $1,378,593      $11,189,551      $19,780,548
   Dividends and interest                  -       1,414          25,428                38           67,941           94,821
    receivable
   Employer contribution                   -      36,698         334,647            13,457          154,578          539,380
    receivable
   Plan loans receivable             250,474           -               -                 -                -          250,474
                                    --------    --------      ----------        ----------      -----------      -----------
Net Assets Available for
     Plan Benefits                  $250,474    $593,201      $7,017,390        $1,392,088      $11,412,070      $20,665,223
                                    ========    ========      ==========        ==========      ===========      ===========

(2) Includes short-term investments of $423,927 in the Diversified Fund and $19,331 in the Company Stock Fund.

                   -----------------------------------------

6.  Allocation of Statements of Net Assets Available for Plan Benefits and
    ----------------------------------------------------------------------
    Statements of Income and Changes in Net Assets Available for Plan Benefit
    -------------------------------------------------------------------------
                                  (continued)
                                  -----------

 STATEMENT OF INCOME AND CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS FOR
 -----------------------------------------------------------------------------
            THE YEAR ENDED DECEMBER 31, 1994, WITH FUND INFORMATION
            -------------------------------------------------------

                                                   Money       Diversified      Company      Guaranteed
                                   Plan Loans   Market Fund       Fund        Stock Fund    Interest Fund       Total
                                   ----------   -----------       ----        ----------      -------------     -----
Contributions:
    Employer                       $       -    $  71,358     $   302,084   $     43,611     $   224,372   $   641,425
    Employee                               -       34,170         481,534         96,049         280,510       892,263
    Loan repayments                 (101,915)       7,014          46,441          9,235          39,225             -
                                   ---------    ---------     -----------     ----------     -----------   -----------
                                    (101,915)     112,542         830,059        148,895         544,107     1,533,688
Investment income:
    Interest                               -       16,824          66,312          2,173         638,029       723,338
    Dividends                              -            -          93,572              -               -        93,572
                                   ---------    ---------     -----------     ----------     -----------   -----------
                                           -       16,824         159,884          2,173         638,029       816,910
Net depreciation
       in fair value of                    -            -         (80,279)      (175,167)              -      (255,446)
        investments                ---------    ---------     -----------     ----------     -----------   -----------
Total income                        (101,915)     129,366         909,664        (24,099)      1,182,136     2,095,152

Disbursements
    Payments to participants               -     (144,510)     (1,837,684)       (93,826)     (1,602,794)   (3,678,814)
    Loans to participants            111,600       (1,818)        (88,563)          (629)        (20,590)            0
    Loan defaults                     (2,490)           -               -              -               -        (2,490)
    Fees                                   -         (384)        (24,486)        (6,995)         (6,149)      (38,014)
                                   ---------    ---------     -----------     ----------     -----------   -----------
Total disbursements                  109,110     (146,712)     (1,950,733)      (101,450)     (1,629,533)   (3,719,318)

Transfers
    Transfers from ESOP                    -        6,026          17,468              -           1,500        24,994
    Transfers from (to) SARP               -            -           2,666         (5,850)            458        (2,726)
    Transfers between funds                -      (55,253)      1,319,001        (91,495)     (1,172,253)            -
                                   ---------    ---------     -----------     ----------     -----------   -----------
Net transfers                              -      (49,227)      1,339,135        (97,345)     (1,170,295)       22,268
                                   ---------    ---------     -----------     ----------     -----------   -----------

Net increase (decrease)                7,195      (66,573)        298,066       (222,894)     (1,617,692)   (1,601,898)
Net assets, beginning of year        250,474      593,201       7,017,390      1,392,088      11,412,070    20,665,223
                                   ---------    ---------     -----------   ------------     -----------   -----------
Net assets, end of year            $ 257,669    $ 526,628     $ 7,315,456   $  1,169,194     $ 9,794,378   $19,063,325
                                   =========    =========     ===========   ============     ===========   ===========

                   -----------------------------------------

  6.  Allocation of Statements of Net Assets Available for Plan Benefits and
      ----------------------------------------------------------------------
      Statements of Income and Changes in Net Assets Available for Plan Benefit
      -------------------------------------------------------------------------
                                  (continued)
                                  -----------

 STATEMENT OF INCOME AND CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS FOR
 -----------------------------------------------------------------------------
            THE YEAR ENDED DECEMBER 31, 1993, WITH FUND INFORMATION
            -------------------------------------------------------

                                                   Money       Diversified      Company      Guaranteed
                                   Plan Loans   Market Fund       Fund        Stock Fund   Interest Fund      Total
                                   ----------   -----------       ----        ----------   -------------      -----
Contributions:
    Employer                        $       -      $36,698       $334,647        $38,096       $154,578     $ 564,019
    Employee                                -       31,370        364,706         98,427        288,578       783,081
    Loan repayments                   (91,835)       6,290         44,514          9,995         31,036             -
                                    ---------     --------     ----------     ----------    -----------   -----------
                                      (91,835)      74,358        743,867        146,518        474,192     1,347,100
Investment income:
    Interest                                -       13,349         79,592          2,975        815,231       911,147
    Dividends                               -            -         91,770              -              -        91,770
                                     --------     --------     ----------     ----------    -----------   -----------
                                            -       13,349        171,362          2,975        815,231     1,002,917
Net appreciation
      in fair value of                      -            -        826,381        177,588              -     1,003,969
       investments                   --------     --------     ----------     ----------    -----------   -----------
Total income                          (91,835)      87,707      1,741,610        327,081      1,289,423     3,353,986

Disbursements
    Payments to                             -      (53,150)      (412,427)      (204,414)    (1,915,759)   (2,585,750)
     participants
    Loans to participants              83,862       (8,443)       (33,884)       (18,496)       (23,039)            -
    Loan defaults                      (6,281)           -              -              -              -        (6,281)
    Fees                                    -          (62)        (8,140)         6,134         (8,083)      (10,151)
                                     --------     --------     ----------     ----------    -----------   -----------
Total disbursements                    77,581      (61,655)      (454,451)      (216,776)    (1,946,881)   (2,602,182)

Transfers
    Transfers from ESOP                     -            -          9,495              -            498         9,993
    Transfers from (to) SARP                -          216            176            294         41,033        41,719
    Transfers between funds                 -      164,531        875,369        (33,803)    (1,006,097)            -
                                     --------   ----------     ----------     ----------    -----------   -----------
Net transfers                               -      164,747        885,040        (33,509)      (964,566)       51,712
                                    ---------   ----------     ----------     ----------    -----------   -----------

Net increase (decrease)               (14,254)     190,799      2,172,199         76,796     (1,622,024)      803,516
Net assets, beginning of year         264,728      402,403      4,845,191      1,315,292     13,034,093    19,861,707
                                    ---------   ----------     ----------     ----------    -----------   -----------
Net assets, end of year             $ 250,474   $  593,201     $7,017,390     $1,392,088    $11,412,070   $20,665,223
                                    =========   ==========     ==========     ==========    ===========   ===========

                   -----------------------------------------

                   7.  Transactions with Parties-In-Interest
                       -------------------------------------

 During the years ended December 31, 1994 and 1993, the Plan entered into the following transactions with parties-in-interest:

                                                                            December 31
                                                            ------------------------------------------
                                                                1994                            1993
                                                 -------------------------            ---------------------------
                                               Units/Shares          Amount       Units/Shares              Amount
                                               ------------          ------       ------------              ------

Fleet National Bank Money Market Fund:
- --------------------------------------
   Purchases of face amount                             --       $12,270,546               --           $16,006,835

   Sales of face amount                                 --        12,276,465               --            16,171,346

   Investment income                                    --            19,070               --                22,698


Brown & Sharpe Manufacturing Company Class A
- --------------------------------------------

   Purchases of capital stock                           --       $        --           12,235           $   105,706

   Distributions of capital stock to participants       --                --           17,353               166,748

   Sales of capital stock, at market value          10,635            73,711               --                    --


       BROWN & SHARPE SAVINGS & RETIREMENT PLAN FOR MANAGEMENT EMPLOYEES
                      SCHEDULE OF REPORTABLE TRANSACTIONS

                     For the Year Ended December 31, 1994
                     ------------------------------------

                                                                                          PURCHASE PRICE
                                                                                          --------------
  IDENTITY OF PARTY INVOLVED                        DESCRIPTION OF ASSETS                                        SELLING PRICE
  ---------------------------                       ---------------------                                        -------------

Category (i)   A single transaction in excess of 5% of plan assets
- ------------------------------------------------------------------

  Aetna Life Insurance Company    Aetna Capital
                                  GIC Lt. 10439
                                  Sold $1,945,146 face amount                                $        --         $ 1,945,146

  Fleet National Bank*            Fleet Money Market
                                  Purchased $1,961,681 face amount                             1,961,681                  --

                                  Purchased $1,274,329 face amount                             1,274,329                  --

                                  Sold $1,283,560 face amount                                         --           1,283,560

                                  Sold $1,274,329 face amount                                         --           1,274,329

                                  Sold $1,274,329 face amount                                         --           1,274,329

                                  Purchased $1,257,682 face amount                             1,257,682                  --

Category (iii)   A series of securities transactions in excess of 5% of plan assets
- -----------------------------------------------------------------------------------
  Fleet National Bank*            Fleet Money Market Purchased
                                  $12,270,546 face amount in 278 transactions                $12,270,546         $        --

                                  Sold $12,276,465 face amount in 171 transactions                    --          12,276,465

  American International Life     A1 Life GIC #18181 5.12%, due 12/31/98
  Assurance Company of New York   Purchased $1,021,841 face amount in 17 transactions          1,021,841                  --

  Principal Mutual Life           Principal Mutual GIC 88705-3, 6.38%,
  Insurance Company               12/31/95, 98, & 97

                                  Sold $1,213,816 face amount in 9 transactions                       --           1,213,816

                                                                                   CURRENT VALUE OF ASSET
                                                                                   ----------------------
                                                                    COST OF ASSET    ON TRANSACTION DATE
                                                                    -------------    -------------------
  IDENTITY OF PARTY INVOLVED                                                                                  NET GAIN
  ---------------------------                                                                                 --------

Category (i)   A single transaction in excess of 5% of plan assets
- ------------------------------------------------------------------

  Aetna Life Insurance Company

                                                                      $ 1,945,146       $ 1,945,146              $    --

  Fleet National Bank*
                                                                        1,961,681         1,961,681                   --

                                                                        1,274,329         1,274,329                   --

                                                                        1,283,560         1,283,560                   --

                                                                        1,274,329         1,274,329                   --

                                                                        1,274,329         1,274,329                   --



                                                                        1,257,682         1,257,682                   --
Category (iii)   A series of securities transactions in excess
- --------------------------------------------------------------
of 5% of plan assets
- --------------------
  Fleet National Bank*                                                                                           $
                                                                      $12,270,546       $12,270,546                   --

                                                                       12,276,465        12,276,465                   --

  American International Life
  Assurance Company of New York
                                                                        1,021,841         1,021,841                   --
  Principal Mutual Life
  Insurance Company


                                                                        1,213,816         1,213,816                   --

There were no category (ii) or (iv) reportable transactions during 1994.

*Indicates party-in-interest to the Plan.

       BROWN & SHARPE SAVINGS & RETIREMENT PLAN FOR MANAGEMENT EMPLOYEES
                SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                             AT DECEMBER 31, 1994

SHARES OR                                                                      CURRENT           COST
FACE VALUE                       DESCRIPTION                                    VALUE        OF INVESTMENT
===========================================================================================================
MONEY MARKET FUND
Short-Term Investments
                          6,928  Fleet Money Market                         $       6,928   $         6,928
                        448,327  Fidelity Retirement Mny Mkt Prt 630              448,327           448,327
                                                                            -------------   ---------------
Total Money Market Fund                                                     $     455,255   $       455,255

DIVERSIFIED FUND
Short-Term Investments
                        372,159  Fleet Money Market                         $     372,159   $       372,159
Government Securities
                        291,628  US Treas Notes 8.625% due 8/15/97                297,143           283,910
                         83,322  US Treas Bonds 11.125% due 8/15/03               100,013           110,194
                                                                            -------------   ---------------
Total Government Securities                                                       397,155           394,104

Preferred Equities
                          1,000  Chrysler Corp Dep shs Repstg 1/4 PFD             137,107            49,993
                            833  Ford Mtr Co. Del Dep shs Repstg PFD A             76,656            81,747
                                                                            -------------   ---------------
Total Preferred Equities                                                          213,763           131,741

Common Equities
                          2,500  Advanta Corp Cl B com                             63,117            52,493
                          3,833  Airtouch Communications Inc.                     111,631            85,300
                          2,083  Alco Std Corp Com                                130,712           109,881
                          2,500  Allied Group Inccomstk                            61,867            69,834
                          1,250  Altera Corp                                       52,337            35,500
                            625  Amer Internationsl Group Inc. Com                 61,242            39,160
                          2,500  Applebees Intl Inc.                               33,433            36,148
                          2,500  Applied Mterials Inc.                            105,611           123,759
                          2,500  Aps Hldg Corp                                     70,616            38,745
                          3,750  Atmel Corp                                       125,608            83,613
                          4,166  Baker Inc.                                        62,492            83,478
                          4,166  Barnes & Noble Inc.                              130,191           118,734
                          4,166  Brinker Intl Inc.                                 75,511            91,551
                            833  Cabletron Sys Inc.Com                             38,745            39,141
                          3,333  Ceridian Corp                                     89,571            62,531
                          2,083  Citicorp Com                                      86,186            76,961
                            833  Coastal Healthcare Group Inc. Com                 22,809            24,997
                            833  Compuware Corp                                    29,996            28,499
                          1,250  Cordis Corp                                       75,615            58,698
                          1,666  Covenant Trans Inc Cla A Com                      32,496            33,531
                          2,351  D R Horton Inc.                                   21,456            31,622
                          1,666  Danaher Corp                                      87,072            63,165
                          3,333  Danka Business Sys Plc Adr                        72,074            71,830
                          4,166  Dovatron Intl Inc.                               107,277            82,020
                          2,916  EMC Corp Mass                                     64,068            58,639
                            417  First USA Inc                                     13,696            14,819
                          5,833  Ford Mtr Co Del                                  162,583           179,125
                          1,666  General Elec Co Com                               84,989            87,398
                          1,666  Healthsource Inc                                  68,116            70,264
                          4,999  Healthtrust Inc-The Hospital Co                  158,729            87,694
                          2,500  Healthwise Amer Inc Co.                           82,489            47,494
                          1,666  Hewlett Packard Co Com                           166,436           108,888

       BROWN & SHARPE SAVINGS & RETIREMENT PLAN FOR MANAGEMENT EMPLOYEES
                SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                             AT DECEMBER 31, 1994

SHARES OR                                                                      CURRENT           COST
FACE VALUE                       DESCRIPTION                                    VALUE        OF INVESTMENT
===========================================================================================================
                          2,083  Home Depot Inc.                                   95,821            92,599
                            833  Homedco Group Inc.                                31,350            31,246
                          4,166  Humana Inc                                        94,258            82,572
                          1,666  Huntco Inc.                                       36,662            39,119
                          1,666  Idex Corp                                         70,407            41,744
                          2,250  Inland Steel Company                              79,021            79,511
                          1,666  Integrated Health Sves                            65,825            40,484
                          2,500  Intel Corp com                                   159,666            78,328
                          2,916  Kellwood Co                                       61,242            52,491
                          1,250  Lam Research Corporation                          46,556            48,067
                          2,083  Landstar Sys Inc Com                              68,220            63,117
                          8,332  Libbey Inc.                                      145,814           132,847
                          1,666  Lincare Hldgs Inc.                                48,327            44,463
                            833  Mariner Health Group Inc.                         18,018            18,331
                          3,490  Mark IV Inds Inc.                                 68,935            38,940
                            833  Microsoft Corp                                    50,931            50,367
                          6,249  Mid Atlantic Med Svcs Inc                        142,950           118,508
                          2,083  Motorola Inc. Com                                120,817            91,252
                          1,666  Nationsbank Corp                                  75,198            77,991
                          1,666  Norwest Corp                                      38,953            41,715
                          2,500  Noven Pharmaceuticals Inc.                        30,933            37,929
                          3,333  Officemax Inc Com                                 88,322            75,634
                          2,166  Ornda Healthcorp Com Stk                          27,080            32,200
                          2,000  Parametric Technology Corp Com                    68,991            71,892
                          2,500  Phsician Corp of Amer                             51,243            68,533
                          1,666  Physicians Health Svcs Inc                        45,411            38,785
                          2,500  Quantum Health Res Inc                            71,865            91,315
                          4,166  Quorum Health Group Inc Com Stk                   79,156            65,313
                          4,166  Reliance Stl & Alum Co Com                        52,597            61,618
                          2,916  Roper Inds Inc New                                73,636            84,586
                          2,500  Scherer R P Corp Del                             113,422            93,165
                          1,666  Sealed Air corp Com                               60,409            53,131
                          2,500  Sensormatic Electronics Com                       89,988            83,081
                          2,416  Silicon Graphics Inc.                             75,284            76,433
                          1,666  Solectron Corp                                    45,827            44,458
                          2,500  Southwest Airlaines Common                        41,869            56,945
                          3,750  Sports & Rec Inc                                  96,550            78,979
                          2,916  Sun Healthcare Group Inc                          74,001            58,475
                          1,666  TCF Finl Corp                                     68,741            67,931
                          2,416  Teradyne Common                                   81,854            58,420
                          3,333  Tower Automotive Inc com                          29,996            40,082
                          2,083  Tractor Supply Co Com                             43,744            50,150
                          5,499  US Can Corp                                      104,486            88,092
                          2,500  US Xpress Enterprises Inc. Com                    28,746            36,366
                          3,750  United Healthcare Corp                           169,196            93,374
                            833  Value Health Inc                                  31,038            27,867
                          2,500  Wellcare Mgmt Group Inc                           61,242            53,105
                          2,500  Wescast Inds Inc Com                              23,122            27,496
                          2,500  West one Bancorp                                  66,241            52,493
                            833  Xilinx Inc                                        49,364            37,235
                                                                           --------------   ---------------
Total Common Equities                                                           6,013,096         5,264,287

Total Diversified Fund                                                     $    6,995,173   $     6,162,291
                                                                           ==============   ===============

       BROWN & SHARPE SAVINGS & RETIREMENT PLAN FOR MANAGEMENT EMPLOYEES
                SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                             AT DECEMBER 31, 1994

SHARES OR                                                                      CURRENT           COST
FACE VALUE            DESCRIPTION                                               VALUE        OF INVESTMENT
===========================================================================================================
COMPANY STOCK FUND
Short-Term Investments
              39,514  Fleet Money Market                                   $       39,514   $        39,514


Company Comm
              42,984  Brown & Sharpe Mfg Co Cl B                           $      284,770   $       437,659
             124,464  Brown & Sharpe Mfg Co Cl A                                  824,572         1,192,854
                                                                           --------------   ---------------
Total Company Common Stock                                                 $    1,109,342   $     1,630,513

Total Company Stock Fund                                                   $    1,148,856   $     1,670,027
                                                                           ==============   ===============
Guaranteed Interest Contracts
Blended GIC    52749  Fleet Money Market                                   $       52,749   $        52,749
                      A I Life GIC #18181 5.12% due 12/31/98                    1,021,841         1,021,841
                      Prin Mut GIC #88705-3 6.38% due 12/31/97                  6,525,546         6,525,546
                                                                           --------------   ---------------
Total Blended GIC                                                          $    7,600,136   $     7,600,136

1992 GIC              Prin Mut GIC 6.80% due 12/31/96                      $      842,631   $       842,631

1991 GIC              Allstate Life Ins. Gic 8.60% due 04/01/96            $    1,073,142   $     1,073,142
                                                                           --------------   ---------------

TOTAL GUARANTEED INTEREST CONTRACTS                                        $    9,515,909   $     9,515,909
                                                                           ==============   ===============


TOTAL INVESTMENTS                                                          $   18,115,193   $    17,803,482
                                                                           ==============   ===============

PLAN LOANS RECEIVABLE                                                      $      257,669   $       257,669
                                                                           --------------   ---------------

TOTAL ASSETS HELD FOR INVESTMENTS                                          $   18,372,862   $    18,061,151
                                                                           ==============   ===============

                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-33676, 2-56621, 2-60398, 2-77219, 2-77575, 2-83637, 2-
     97935, 33-17831, 33-23601, 33-23603, 33-30927, and 33-54496) of Brown &
     Sharpe Manufacturing Company of our report dated June 16, 1995, with respect to the financial statements and schedules of the Brown & Sharpe Savings and Retirement Plan for Management Employees included in this Annual Report (Form 11-K) for the year ended December 31, 1994.



                                                       ERNST & YOUNG LLP



     Providence, Rhode Island
     June 21, 1995